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                                  EXHIBIT 99.1


                                                  VORNADO REALTY TRUST
                                                  Park 80 West, Plaza II
                                                  Saddle Brook, New Jersey 07663




FOR IMMEDIATE RELEASE - NOVEMBER 18, 1997

         SADDLE BROOK, NEW JERSEY.......VORNADO REALTY TRUST (NYSE:VNO)
today announced that it has entered into an agreement to acquire a 100% leasehold interest in One Penn Plaza, a 57 story Manhattan office building, for approximately $410 million. The building contains approximately 2,350,000 square feet and encompasses substantially the entire square block bounded by 33rd Street, 34th Street, Seventh Avenue and Eighth Avenue.

         The acquisition, which is expected to close by the end of the first quarter of 1998, is subject to certain rights of first refusal and other conditions; accordingly, there can be no assurance that the proposed transaction ultimately will be completed.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.




         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.




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